UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 12, 2009
Williams Partners L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-32599	20-2485124
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Williams Center
Tulsa, Oklahoma	74172-0172
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (918) 573-2000
NOT APPLICABLE
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
As previously announced, on May 12, 2009, The Williams Companies, Inc. (“Williams”) will host an “Analyst Day” that will include presentations and discussions of Williams, Williams Partners L.P. (the “Partnership”), and Williams Pipeline Partners L.P. (“WMZ”). The presentations will begin at 8:30 a.m. (EDT), with the Williams-focused presentations in the morning and the Partnership and WMZ presentations in the afternoon. The presentations will be broadcast live via webcast at www.williams.com, www.williamslp.com, and williamspipelinepartners.com. A replay of the webcast will also be available for two weeks following the event at these websites. The Partnership wishes to disclose for Regulation FD purposes the Partnership’s slide presentation, furnished herewith as Exhibit 99.1 and incorporated herein by reference, to be used in connection with the presentations and discussions about the Partnership on May 12, 2009. The Partnership’s slide presentation will also be available for viewing, downloading, and printing the morning of May 12, 2009, at www.williamslp.com.
The information in this report, including Exhibit 99.1, is being furnished pursuant to Item 7.01, Regulation FD Disclosure, and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.
Item 9.01. Financial Statements and Exhibits.
(a)	None

(b)	None

(c)	None

(d)	Exhibits.

Exhibit Number	Description
Exhibit 99.1	Copy of the Partnership’s slide presentation dated May 12, 2009.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAMS PARTNERS L.P. By: Williams Partners GP LLC, its General Partner
Date: May 12, 2009	By:	/s/ William H. Gault
William H. Gault
Assistant Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 99.1	Copy of the Partnership’s slide presentation dated May 12, 2009.